UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2014

GREAT AMERICAN GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-54010	27-0223495

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21860 Burbank Boulevard, Suite 300 South Woodland Hills, California	91367

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 884-3737

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Private Placement

On May 19, 2014, Great American Group, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with the investors listed on Annex A attached thereto (collectively, the “Investors”), including certain officers, directors and significant stockholders of the Company, certain officers and employees of the B. Riley Entities (as defined below) and certain affiliates and family members of the foregoing. The Purchase Agreement provides for the issuance and sale by the Company to the Investors, in a private placement, of an aggregate of approximately 206,000,000 shares (prior to adjustment for the Reverse Stock Split (as defined below)) of the Company’s common stock (collectively, the “Private Placement Shares”) at a purchase price of $0.25 per share (prior to adjustment for the Reverse Stock Split), for aggregate gross proceeds to the Company of approximately $51.4 million (the “Private Placement”).

The Private Placement is expected to close on or about June 2, 2014, subject to the completion of the Reverse Stock Split, as defined and described under Item 8.01 below, and the satisfaction or waiver of certain additional closing conditions, including, among others, that the Acquisition Agreement and the Payoff Letters, each as defined and described in this Item 1.01 below, remain in effect. The Company will use a portion of the net proceeds of the Private Placement to repay certain of its indebtedness in accordance with the Payoff Letters, and expects to use all remaining net proceeds for working capital and general corporate purposes.

Upon the closing of the Private Placement, the Company will enter into a registration rights agreement with the Investors (the “Registration Rights Agreement”), pursuant to which the Company will be obligated, subject to certain conditions, to file with the Securities and Exchange Commission, within 45 days after the initial closing under the Acquisition Agreement (the “First Closing”), one or more registration statements to register the Private Placement Shares and the Acquisition Shares (as defined below) issued at the First Closing for resale under the Securities Act of 1933, as amended (the “Securities Act”), and to maintain the effectiveness of all such registration statements until the earlier of five years after the First Closing or such time as the Private Placement Shares registered thereunder have been sold or become eligible for sale without restriction under Rule 144 promulgated under the Securities Act.

In connection with the Private Placement, on May 19, 2014 the Company entered into an Indemnity Agreement with B. Riley & Co., LLC (“BRC LLC”), of which Bryant Riley, a director of the Company, is the principal beneficial owner, pursuant to which the Company agreed to indemnify BRC LLC and its affiliates with respect to certain matters relating to the Private Placement.

The issuance and sale of the Private Placement Shares has not been, and will not upon issuance be, registered under the Securities Act, and the Private Placement Shares may not be offered or sold in the United States absent registration under or exemption from the Securities Act and any applicable state securities laws. The Private Placement Shares will be issued and sold in reliance upon an exemption from registration afforded by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated under the Securities Act, based on the following facts: each of the Investors has represented that it is an accredited investor as defined in Rule 501 promulgated under the Securities Act, that it is acquiring the Private Placement Shares for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof in violation of applicable securities laws and that it has sufficient investment experience to evaluate the risks of the investment; the Company used no advertising or general solicitation in connection with the issuance and sale of the Private Placement Shares to the Investors; and the Private Placement Shares will be issued as restricted securities. This Current Report on Form 8-K is not and shall not be deemed to be an offer to sell or the solicitation of an offer to buy any of the Private Placement Shares.

Debt Repayment

On May 19, 2014, the Company entered into a letter agreement (each, a “Payoff Letter”) with each of Andrew Gumaer, the Company’s Chief Executive Officer and Chairman, and Harvey Yellen, the Company’s President and Vice Chairman (collectively, the “Great American Members”), pursuant to which the Company will pay an aggregate of $30 million, plus accrued interest through the applicable payoff date, to such Great American Members in exchange for the complete satisfaction of all amounts owed to the Great American Members pursuant to certain Subordinated Unsecured Promissory Notes, dated as of July 31, 2009, issued by the Company to such Great American Members, as amended, restated or modified from time to time (such notes, as amended, the “Notes” and such repayment, the “Debt Repayment”). The Notes currently have an aggregate face principal amount of $48.8 million and were originally issued to the Great American Members on July 31, 2009 in connection with (i) the contribution to the Company of all of the membership interests of Great American Group, LLC by the members thereof and (ii) the merger of Alternative Asset Management Acquisition Corp. with and into its wholly-owned subsidiary, AAMAC Merger Sub, Inc. The Debt Repayment is subject to, and contingent upon, the Company raising at least $30 million in gross proceeds in the Private Placement.

Acquisition

On May 19, 2014, the Company entered into an Acquisition Agreement (the “Acquisition Agreement”) to acquire B. Riley and Co. Inc. (“BRC”), B. Riley & Co. Holdings, LLC (“BRH”) and Riley Investment Management LLC (collectively with BRC and BRH, the “B. Riley Entities” and such transactions, collectively, the “Acquisition”). Each of the B. Riley Entities is wholly or majority owned by Bryant Riley (“Seller”), a director of the Company.

Under the terms of the Acquisition Agreement, the Company will acquire through a series of mergers and securities purchases each of the B. Riley Entities in exchange for the issuance to Seller of 84,000,000 shares (prior to adjustment for any splits, recapitalization or the like, including the Reverse Stock Split) of the Company’s common stock. The acquisition consideration is subject to increase or decrease based on the amount, if any, by which the net working capital of BRC LLC, a wholly owned subsidiary of BRC, as of the First Closing, as calculated and adjusted in accordance with the Acquisition Agreement, is greater than or less than $3,000,000.

The issuance and sale of the shares issued in the Acquisition (the “Acquisition Shares”) has not been, and will not upon issuance be, registered under the Securities Act, and the Acquisition Shares may not be offered or sold in the United States absent registration under or exemption from the Securities Act and any applicable state securities laws. The Acquisition Shares will be issued and sold in reliance upon an exemption from registration afforded by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated under the Securities Act, based on the following facts: the selling owners have each represented that he is an accredited investor as defined in Rule 501 promulgated under the Securities Act, that he is acquiring the Acquisition Shares for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof in violation of applicable securities laws and that he has sufficient investment experience to evaluate the risks of the investment; the Company used no advertising or general solicitation in connection with the issuance and sale of the Acquisition Shares; and the Acquisition Shares will be issued as restricted securities. This Current Report on Form 8-K is not and shall not be deemed to be an offer to sell or the solicitation of an offer to buy any of the Acquisition Shares.

The Acquisition and the Acquisition Agreement have been approved by (i) the Company’s board of directors as well as a special committee thereof comprised of independent directors, (ii) the board of directors and managers, as applicable, of the B. Riley Entities, and (iii) Seller as the sole or majority securityholder of each of the B. Riley Entities.

Completion of the Acquisition is subject to various closing conditions, including, among others, (i) the consummation of the Private Placement, the Debt Repayment and the Reverse Stock Split, (ii) either the approval of an application by BRC LLC under FINRA Rule 1017 or the passage of thirty one (31) calendar days after the date of submission by BRC LLC of such application and (iii) certain events shall not have occurred with respect to Seller or the Seller Group Parties. The First Closing is expected to occur in the second quarter of 2014.

The Acquisition Agreement provides that the Company and Seller each have the right to terminate the Acquisition Agreement on the occurrence of certain events, including if the transaction is not consummated by December 31, 2014.

The Acquisition Agreement contains representations and warranties of the Company, Seller and the B. Riley Entities, covenants regarding the operation of the respective businesses of the Company and the B. Riley Entities prior to the applicable closing date and provisions regarding indemnification in favor of the Company and the B. Riley Entities.

Pursuant to the terms of the Acquisition Agreement, the Company and Seller will enter into an escrow agreement with an escrow agent to be mutually selected by them prior to the First Closing. The Company will deposit into the escrow fund established under the escrow agreement shares of its common stock equal to 15% of the total acquisition consideration otherwise payable in the Acquisition by Parent, to be held in escrow to serve as security for the indemnification obligations of Seller and the B. Riley Entities pursuant to the Acquisition Agreement and any downward adjustment to the merger consideration as a result of the working capital adjustment provided for in the Acquisition Agreement. The escrow fund will serve as the sole remedy for indemnification claims relating to representations and warranties of the B. Riley Entities, if any, under the Acquisition Agreement, subject to fraud, certain fundamental representations and warranties, and equitable remedies, for a period of twelve months following the First Closing. The sole remedy for indemnification claims relating to representations and warranties of the Company, if any, under the Acquisition Agreement, will be an amount of cash equal to 15% of the total acquisition consideration (valued in accordance with the Acquisition Agreement), subject to fraud, certain fundamental representations and warranties, and equitable remedies, for a period of twelve months following the First Closing.

Pursuant to the terms of the Acquisition Agreement, Seller has agreed to certain non-competition and non-solicitation obligations with respect to the B. Riley Entities and their respective subsidiaries for a period of two years following the First Closing.

Employment Agreements

In connection with the signing of the Acquisition Agreement, on May 19, 2014, the Company has entered into (i) an employment agreement with Bryant Riley and (ii) amended and restated employment agreements with each of Andrew Gumaer and Harvey Yellen (collectively, the “Employment Agreements”).

Pursuant to Mr. Riley’s Employment Agreement, Mr. Riley will be appointed as the Company’s Chief Executive Officer and Chairman, and his employment with the Company will commence, effective on, and contingent upon, the First Closing.

Messrs. Gumaer’s and Yellen’s respective Employment Agreements will amend and restate in their entirety such individuals’ existing employment agreements with the Company effective on, and contingent upon, the First Closing. Upon the First Closing, Messrs. Gumaer and Yellen will serve as the Chief Executive Officer and President, respectfully, of Great American Group, LLC, a wholly owned subsidiary of the Company.

Pursuant to the terms of the Employment Agreements, from and after the First Closing, Messrs. Gumaer, Riley and Yellen will be entitled to receive an annual base salary of $300,000, subject to adjustment in the sole discretion of the compensation committee of the Company’s board of directors and, solely with respect to Mr. Yellen, decreasing to $200,000 on the first anniversary of the First Closing and $100,000 on the second anniversary of the First Closing. The Employment Agreements also provide for the award of an annual discretionary bonus and the reimbursement of certain business expenses.

Each Employment Agreement contains an indemnification provision wherein the Company promises to defend, indemnify, and hold the respective employee harmless to the fullest extent permitted by law against any and all liabilities incurred by such employee in connection with employment by the Company.

The term of each Employment Agreement is three years from the First Closing, which term shall be automatically extended for one year terms, unless either party gives the other party not less than 90 days’ prior written notice of the intention to not extend such Employment Agreement automatically.

_________________

The foregoing description of the Purchase Agreement, Registration Rights Agreement, Payoff Letters, Acquisition Agreement and Employment Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of each document. The representations and warranties contained in the Purchase Agreement and the Acquisition Agreement were made only for the purposes of such agreements as of specific dates and may have been qualified by certain disclosures between the parties and a contractual standard of materiality different from those generally applicable to stockholders, among other limitations. The representations and warranties were made for the purposes of allocating contractual risk between the parties to such agreements and should not be relied upon as a disclosure of factual information relating to the Company, Seller or the B. Riley Entities. Copies of the Purchase Agreement, the form of Registration Rights Agreement, the Payoff Letters, the Acquisition Agreement and the Employment Agreements are attached as Exhibits 10.1, 10.2, 10.3, 10.4, 2.1, 10.5, 10.6 and 10.7, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03.         Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under the heading “Debt Repayment” Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 3.02         Unregistered Sales of Equity Securities.

The information set forth under the headings “Private Placement” and “Acquisition” under Item 1.01 is hereby incorporated by reference into this Item 3.02.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth under the heading “Employment Agreements” under Item 1.01 is hereby incorporated by reference into this Item 5.02.

Bryant R. Riley, age 47, has served as the Chairman and Chief Executive Officer of BRC LLC since founding the firm in 1997. Mr. Riley has served as a director of the Company since August 2009 and currently also serves on the board of directors of STR Holdings, Inc. since March of 2014, Lightbridge Communications Corp since March 2010, Cadiz Inc. since April 2013 and several other private companies. He also previously served on the boards of Alliance Semiconductor Corp. from July 2005 to February 2012, DDI Corp. from May 2007 to May of 2012, Trans World Entertainment Corp. from January 2009 to July 2012, National Holdings Corporation from April 2012 to October 2012 and Strasbaugh from July 2010 to August 2013. Mr. Riley also previously served on the board of directors of Aldila, Inc. from 2003 to February 2010, Celeritek, Inc. from 2003 to 2007, Integrated Silicon Solutions, Inc. from 2006 to 2008, Mossimo, Inc. from 2005 to 2006, Silicon Storage Technology, Inc. from 2008 to 2009 and Transmeta Corp. from 2008 to 2009. Mr. Riley received his B.S. in Finance from Lehigh University.

Item 8.01         Other Events.

As previously disclosed in Item 5.07 of the Current Report on Form 8-K filed by the Company on May 13, 2014, the Company’s stockholders approved a proposal authorizing the Company’s Board of Directors, in its discretion, to implement a reverse stock split of the Company’s issued and outstanding common stock at a ratio of not less than 1-for-10 and not more than 1-for-50.

Subsequently, on May 18, 2014, the Company’s Board of Directors approved the reverse stock split at a ratio of 1-for-20 (the “Reverse Stock Split”) and the filing of a Certificate of Amendment to the Company’s Restated Certificate of Incorporation (the “Amendment”) with the Secretary of State of Delaware to effect the Reverse Stock Split at a time and date to be determined by the officers of the Company.

At the effective time of the Reverse Stock Split, every twenty shares of the Company’s pre-split common stock will be automatically combined into one share of common stock. No fractional shares will be issued as a result of the Reverse Stock Split, and holders of common stock who otherwise would be entitled to a fractional share will receive, in lieu thereof, a cash payment based on the most recent closing price per share of the common stock on the Over-the-Counter Bulletin Board prior to the effective time of the Reverse Stock Split (as adjusted for the Reverse Stock Split).

The Reverse Stock Split will not change the number of authorized shares of the Company’s common stock or alter the par value thereof.

The Company’s press release announcing the Private Placement, the Debt Repayment, the Acquisition, the Employment Agreements and the Reverse Stock Split, issued on May 19, 2014, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1*	Acquisition Agreement, dated May 19, 2014, by and among Great American Group, Inc., Darwin Merger Sub I, Inc., B. Riley Capital Markets, LLC, B. Riley and Co. Inc., B. Riley & Co. Holding, LLC, Riley Investment Management LLC, and Bryant Riley.
10.1	Securities Purchase Agreement, dated May 19, 2014, by and among Great American Group, Inc. and each purchaser identified on Annex A thereto.
10.2	Form of Registration Rights Agreement.
10.3	Letter Agreement, dated May 19, 2014, by and between Great American Group, Inc. and Andrew Gumaer.
10.4	Letter Agreement, dated May 19, 2014, by and between Great American Group, Inc. and Harvey Yellen.
10.5#	Employment Agreement, dated May 19, 2014, by and between Great American Group, Inc. and Bryant Riley.
10.6#	Amended and Restated Employment Agreement, dated May 19, 2014, by and between Great American Group, Inc. and Andrew Gumaer.
10.7#	Amended and Restated Employment Agreement, dated May 19, 2014, by and between Great American Group, Inc. and Harvey Yellen.
99.1	Press Release dated May 19, 2014.

* Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request; provided, however that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any schedule or exhibit so furnished.

# Management contract or compensatory plan or arrangement.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K, including certain of the exhibits filed herewith, contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934 that involve risks, uncertainties and assumptions, including statements regarding the proposed Private Placement, Debt Repayment, Reverse Stock Split, Employment Agreements, and Acquisition transactions. Actual events or results could differ materially from those anticipated by these forward-looking statements. Among the important factors that could cause future events or results to vary from those anticipated in the forward-looking statements include, without limitation, the possibility that the closings of one or more of the transactions may be delayed or may not occur; difficulties with the integration process or the realization of the expected benefits of the Acquisition of the B. Riley Entities; and the future availability of equity or debt financing needed to fund the growth of the Company’s business. The documents the Company files with the SEC on Forms 10-K, 10-Q and 8-K contain additional risk factors that may cause actual results to differ materially from the forward-looking statements contained in this report. The forward-looking statements made in this report speak only as of the date hereof and the Company undertakes no obligation to update publicly such forward-looking statements to reflect subsequent events or circumstances, except as otherwise required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 19, 2014	GREAT AMERICAN GROUP, INC.

	By:	/s/ Phillip J. Ahn
		Name:	Phillip J. Ahn
		Title:	Chief Financial Officer